Exhibit 99.1

Contact:
J. Marc Lewis, Vice President-Investor Relations	800 S. Douglas Road, 12th Floor
305-406-1815	Coral Gables, Florida 33134
305-406-1886 fax	Tel: 305-599-1800
marc.lewis@mastec.com	Fax: 305-406-1960
www.mastec.com

For Immediate Release

MasTec Announces Third Quarter 2016 Results Above

Expectations and Increases 2016 Full Year Guidance

•	Q3 Revenue Increased 43% Organically Over Prior Year

•	Q3 Results Significantly Above Expectations

•	Q3 GAAP Net Income of $56.5 Million or $0.69 Per Diluted Share Compared to $7.4 Million or $0.09 Per Diluted Share in Prior Year

•	Full Year 2016 Guidance Increased

Coral Gables, FL (November 3, 2016) — MasTec, Inc. (NYSE: MTZ) today announced third quarter 2016 financial results, as well as increased 2016 full year guidance. The Company reported:

•	Third quarter 2016 revenue increased 43% organically to $1.59 billion compared to $1.11 billion in the same period in 2015. GAAP net income was $56.5 million, or $0.69 per diluted share, compared to a net income of $7.4 million, or $0.09 per diluted share, in the third quarter of 2015.

•	Third quarter 2016 adjusted net income, a non-GAAP measure, was $66.3 million compared to $20.4 million in the same period in 2015. Third quarter 2016 adjusted diluted earnings per share, a non-GAAP measure, was $0.81, compared to $0.26 in the same period last year.

•	Third quarter 2016 adjusted EBITDA, also a non-GAAP measure, increased 81% to approximately $165 million compared to $91 million in the same period in 2015.

•	The Company increased 2016 full year revenue guidance to approximately $5.1 billion. The Company also increased 2016 full year guidance expectations to GAAP net income of approximately $118 million, or $1.44 per diluted share, adjusted net income of approximately $142 million, or $1.73 adjusted diluted earnings per share, and adjusted EBITDA of $455 million.

Adjusted net income, adjusted diluted earnings per share and adjusted EBITDA, all non-GAAP measures, exclude certain items which are detailed and reconciled to the most comparable GAAP-reported measures in the attached Supplemental Disclosures and Reconciliation of Non-GAAP Disclosures.

Jose R. Mas, MasTec’s Chief Executive Officer, commented, “Our third quarter results significantly exceeded our expectations, primarily due to strength in our Oil & Gas segment. We continue to have clear visibility for significant new project opportunities in the Oil & Gas segment for 2017 and beyond, and we expect to end 2016 with record Oil & Gas segment backlog.”

George Pita, MasTec Executive Vice President and CFO, added, “We are pleased that the combination of significantly improved year to date 2016 financial performance and improved working capital management has led to significant improvement in our leverage ratios. We enter the fourth quarter with a strong balance sheet and capital structure, excellent working capital metrics and ample liquidity and are well positioned to take advantage of the significant growth opportunities in the various markets we serve”.

Based on information available today, the Company is raising full year 2016 guidance and providing initial fourth quarter 2016 guidance. The Company currently estimates 2016 annual revenue to approximate $5.1 billion. 2016 annual GAAP net income is expected to approximate $118 million, with adjusted EBITDA, a non-GAAP measure, estimated to approximate $455 million. 2016 annual GAAP diluted earnings per share is estimated to approximate $1.44, with adjusted diluted earnings per share, a non-GAAP measure, estimated to approximate $1.73.

Additionally, for the fourth quarter of 2016, the Company expects revenue to approximate $1.3 billion. Fourth quarter 2016 GAAP net income is expected to approximate $40 million, with adjusted EBITDA, a non-GAAP measure, estimated to approximate $132 million. Fourth quarter 2016 GAAP diluted earnings per share is expected to approximate $0.48, with adjusted diluted earnings per share, a non-GAAP measure, estimated at approximately $0.54.

Management will hold a conference call to discuss these results on Friday, November 4, 2016, at 9:00 a.m. Eastern time. The call-in number for the conference call is (913) 312-0860 and the replay number is (719) 457-0820, with a pass code of 3318329. The replay will run for 30 days. Additionally, the call will be broadcast live over the Internet and can be accessed and replayed through the investor relations section of the Company’s website at www.mastec.com.

Summary financial statements for the periods are as follows:

Condensed Unaudited Consolidated Statements of Operations

(In thousands, except per share amounts)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2016	2015	2016	2015
Revenue	$1,586,181	$1,111,010	$3,792,811	$3,180,906
Costs of revenue, excluding depreciation and amortization	1,368,988	972,711	3,321,571	2,805,072
Depreciation and amortization	42,584	42,196	122,249	128,048
General and administrative expenses	67,131	63,798	195,031	207,077
Interest expense, net	13,097	11,964	37,895	35,845
Equity in losses (earnings) of unconsolidated affiliates	6	371	(3,549)	3,594
Other (income) expense, net	(971)	6,331	(12,803)	748

Income before income taxes	$95,346	13,639	132,417	522
Provision for income taxes	(38,816)	(6,197)	(54,331)	(3,288)

Net income (loss)	$56,530	$7,442	$78,086	$(2,766)

Net income (loss) attributable to non-controlling interests	253	(176)	414	(420)

Net income (loss) attributable to MasTec, Inc.	$56,277	$7,618	$77,672	$(2,346)

Earnings per share:
Basic earnings (loss) per share	$0.70	$0.10	$0.97	$(0.03)

Basic weighted average common shares outstanding	80,462	79,845	80,323	80,681

Diluted earnings (loss) per share	$0.69	$0.09	$0.96	$(0.03)

Diluted weighted average common shares outstanding	81,545	80,448	81,241	80,681

Condensed Unaudited Consolidated Balance Sheets

(In thousands)

	September 30,	December 31,
	2016	2015
Assets
Current assets	$1,422,427	$1,129,758
Property and equipment, net	554,513	558,667
Goodwill and other intangibles, net	1,183,714	1,187,890
Other long-term assets	53,392	51,032

Total assets	$3,214,046	$2,927,347

Liabilities and Equity
Current liabilities	$942,365	$752,535
Acquisition-related contingent consideration, net of current portion	25,815	41,675
Long-term debt	950,641	932,868
Long-term deferred tax liabilities, net	167,230	188,759
Other long-term liabilities	98,415	68,119
Equity	1,029,580	943,391

Total liabilities and equity	$3,214,046	$2,927,347

Condensed Unaudited Consolidated Statements of Cash Flows

(In thousands)

	For the Nine Months Ended September 30,
	2016	2015
Net cash provided by operating activities	$127,141	$260,602
Net cash used in investing activities	(94,061)	(170,450)
Net cash used in financing activities	(27,629)	(107,160)
Effect of currency translation on cash	(1,008)	103

Net increase (decrease) in cash and cash equivalents	4,443	(16,905)

Cash and cash equivalents - beginning of period	$4,984	$24,059

Cash and cash equivalents - end of period	$9,427	$7,154

Supplemental Disclosures and Reconciliation of Non-GAAP Disclosures - Unaudited

(In millions, except for percentages and per share amounts)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
Segment Information	2016	2015	2016	2015
Revenue by Reportable Segment
Communications	$624.3	$513.3	$1,728.0	$1,452.1
Oil and Gas	736.0	406.9	1,454.3	1,144.2
Electrical Transmission	101.7	75.9	283.6	270.2
Power Generation and Industrial	123.6	115.0	324.7	302.3
Other	7.6	3.8	14.9	17.2
Eliminations	(7.0)	(3.9)	(12.7)	(5.1)

Consolidated revenue	$1,586.2	$1,111.0	$3,792.8	$3,180.9

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2016	2015	2016	2015
Adjusted EBITDA by Reportable Segment
Communications	$63.0	$51.0	$191.4	$160.0
Oil and Gas	118.0	51.0	194.1	113.9
Electrical Transmission	(3.8)	(11.6)	(34.7)	(35.4)
Power Generation and Industrial	6.1	4.8	13.9	3.9
Other	2.1	0.8	2.6	1.2
Corporate	(20.6)	(4.9)	(44.4)	(17.7)

Adjusted EBITDA	$164.8	$91.1	$322.8	$225.9

Non-cash stock-based compensation expense	3.9	3.2	11.3	9.5
Restructuring charges	4.7	—	13.8	—
Acquisition integration costs	—	1.2	—	17.8
Audit Committee investigation related costs	—	4.1	—	13.7
Losses on non-controlled joint venture	5.1	2.8	5.1	8.3
Court mandated mediation settlement	—	12.2	—	12.2

EBITDA	$151.0	$67.8	$292.6	$164.4

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2016	2015	2016	2015
Adjusted EBITDA Margin by Reportable Segment
Communications	10.1%	9.9%	11.1%	11.0%
Oil and Gas	16.0%	12.5%	13.3%	10.0%
Electrical Transmission	(3.7)%	(15.2)%	(12.2)%	(13.1)%
Power Generation and Industrial	4.9%	4.2%	4.3%	1.3%
Other	27.2%	21.4%	17.2%	6.8%
Eliminations	NA	NA	NA	NA
Corporate	NA	NA	NA	NA

Adjusted EBITDA margin	10.4%	8.2%	8.5%	7.1%

Non-cash stock-based compensation expense	0.2%	0.3%	0.3%	0.3%
Restructuring charges	0.3%	—	0.4%	—
Acquisition integration costs	—	0.1%	—	0.6%
Audit Committee investigation related costs	—	0.4%	—	0.4%
Losses on non-controlled joint venture	0.3%	0.3%	0.1%	0.3%
Court mandated mediation settlement	—	1.1%	—	0.4%

EBITDA margin	9.5%	6.1%	7.7%	5.2%

Supplemental Disclosures and Reconciliation of Non-GAAP Disclosures - Unaudited

(In millions, except for percentages and per share amounts)

	For the Three Months Ended September 30, 2016		For the Nine Months Ended September 30, 2016
	Total	Percent of Revenue	Total	Percent of Revenue
EBITDA and Adjusted EBITDA Reconciliation
Net income	$56.5	3.6%	$78.1	2.1%
Interest expense, net	13.1	0.8%	37.9	1.0%
Provision for income taxes	38.8	2.4%	54.3	1.4%
Depreciation and amortization	42.6	2.7%	122.2	3.2%

EBITDA - continuing operations	$151.0	9.5%	$292.6	7.7%

Non-cash stock-based compensation expense	3.9	0.2%	11.3	0.3%
Restructuring charges	4.7	0.3%	13.8	0.4%
Losses on non-controlled joint venture	5.1	0.3%	5.1	0.1%

Adjusted EBITDA	$164.8	10.4%	$322.8	8.5%

	For the Three Months Ended September 30, 2015		For the Nine Months Ended September 30, 2015
	Total	Percent of Revenue	Total	Percent of Revenue
EBITDA and Adjusted EBITDA Reconciliation
Net income (loss)	$7.4	0.7%	$(2.8)	(0.1)%
Interest expense, net	12.0	1.1%	35.8	1.1%
Provision for income taxes	6.2	0.6%	3.3	0.1%
Depreciation and amortization	42.2	3.8%	128.0	4.0%

EBITDA	$67.8	6.1%	$164.4	5.2%

Non-cash stock-based compensation expense	3.2	0.3%	9.5	0.3%
Acquisition integration costs	1.2	0.1%	17.8	0.6%
Audit Committee investigation related costs	4.1	0.4%	13.7	0.4%
Losses on non-controlled joint venture	2.8	0.3%	8.3	0.3%
Court mandated mediation settlement	12.2	1.1%	12.2	0.4%

Adjusted EBITDA	$91.1	8.2%	$225.9	7.1%

Supplemental Disclosures and Reconciliation of Non-GAAP Disclosures - Unaudited

(In millions, except for percentages and per share amounts)

	For the Three Months Ended September 30, 2016			For the Nine Months Ended September 30, 2016
	Income Before Income Taxes	Provision For Income Taxes	Net Income	Income Before Income Taxes	Provision For Income Taxes	Net Income
Adjusted Net Income Reconciliation
Reported U.S. GAAP measure	$95.3	$(38.8)	$56.5	$132.4	$(54.3)	$78.1
Non-cash stock-based compensation expense	3.9	(1.2)	2.7	11.3	(4.2)	7.1
Restructuring charges	4.7	(1.5)	3.2	13.8	(5.1)	8.7
Losses on non-controlled joint venture	5.1	(1.3)	3.9	5.1	(1.3)	3.9

Adjusted non-U.S. GAAP measure	$109.1	$(42.8)	$66.3	$162.7	$(64.9)	$97.7

	For the Three Months Ended September 30, 2016			For the Nine Months Ended September 30, 2016
	Diluted EPS Before Income Taxes	Provision For Income Taxes	Net Diluted EPS	Diluted EPS Before Income Taxes	Provision For Income Taxes	Net Diluted EPS
Adjusted Diluted EPS Reconciliation
Diluted earnings per share	$1.17	$(0.48)	$0.69	$1.63	$(0.67)	$0.96
Non-cash stock-based compensation expense	0.05	(0.02)	0.03	0.14	(0.05)	0.09
Restructuring charges	0.06	(0.02)	0.04	0.17	(0.06)	0.11
Losses on non-controlled joint venture	0.06	(0.02)	0.05	0.06	(0.02)	0.05

Adjusted diluted earnings per share	$1.34	$(0.53)	$0.81	$2.00	$(0.80)	$1.20

	For the Three Months Ended September 30, 2015			For the Nine Months Ended September 30, 2015
	Income Before Income Taxes	Provision For Income Taxes	Net Income	Income Before Income Taxes	Provision For Income Taxes	Net Income
Adjusted Net Income Reconciliation
Reported U.S. GAAP measure	$13.6	$(6.2)	$7.4	$0.5	$(3.3)	$(2.8)
Non-cash stock-based compensation expense	3.2	(1.4)	1.8	9.5	(4.2)	5.3
Acquisition integration costs	1.2	(0.5)	0.7	17.8	(7.9)	9.9
Audit Committee investigation related costs	4.1	(1.8)	2.3	14.6	(6.5)	8.1
Losses on non-controlled joint venture	2.8	(1.2)	1.6	8.3	(3.7)	4.6
Impact of Alberta tax law change	—	(0.2)	(0.2)	—	2.6	2.6
Court mandated mediation settlement	12.2	(5.4)	6.8	12.2	(5.4)	6.8

Adjusted non-U.S. GAAP measure	$37.0	$(16.6)	$20.4	$62.8	$(28.3)	$34.6

	For the Three Months Ended September 30, 2015			For the Nine Months Ended September 30, 2015
	Diluted EPS Before Income Taxes	Provision For Income Taxes	Net Diluted EPS	Diluted EPS Before Income Taxes	Provision For Income Taxes	Net Diluted EPS
Adjusted Diluted EPS Reconciliation
Diluted earnings (loss) per share	$0.17	$(0.07)	$0.09	$0.01	$(0.04)	$(0.03)
Non-cash stock-based compensation expense	0.04	(0.02)	0.02	0.12	(0.05)	0.06
Acquisition integration costs	0.01	(0.01)	0.01	0.22	(0.10)	0.12
Audit Committee investigation related costs	0.05	(0.02)	0.03	0.18	(0.08)	0.10
Losses on non-controlled joint venture	0.03	(0.02)	0.02	0.10	(0.05)	0.06
Impact of Alberta tax law change	—	(0.00)	(0.00)	—	0.03	0.03
Court mandated mediation settlement	0.15	(0.07)	0.08	0.15	(0.06)	0.08

Adjusted diluted earnings per share	$0.46	$(0.21)	$0.26	$0.77	$(0.35)	$0.43

Supplemental Disclosures and Reconciliation of Non-GAAP Disclosures - Unaudited

(In millions, except for percentages and per share amounts)

	Guidance for the Three Months Ended December 31, 2016 Est.	For the Three Months Ended December 31, 2015
EBITDA and Adjusted EBITDA Reconciliation
Net income (loss)	$40	$(76.9)
Interest expense, net	14	12.2
Provision for income taxes	28	8.7
Depreciation and amortization	45	41.6

EBITDA	$126	$(14.4)

Goodwill and intangible asset impairment	—	78.6
Non-cash stock-based compensation expense	4	2.9
Restructuring charges	2	—
Audit Committee investigation related costs	—	2.7
Losses on non-controlled joint venture	—	8.0
Court mandated mediation settlement	—	(0.0)
Loss on equity investee interest rate swaps	—	4.4

Adjusted EBITDA	$132	$82.3

EBITDA and Adjusted EBITDA Margin Reconciliation
Net income (loss)	3.1%	(7.5)%
Interest expense, net	1.0%	1.2%
Provision for income taxes	2.1%	0.8%
Depreciation and amortization	3.4%	4.1%

EBITDA margin	9.6%	(1.4)%

Goodwill and intangible asset impairment	—	7.7%
Non-cash stock-based compensation expense	0.3%	0.3%
Restructuring charges	0.2%	—
Acquisition integration costs	—	0.0%
Audit Committee investigation related costs	—	0.3%
Losses on non-controlled joint venture	—	0.8%
Court mandated mediation settlement	—	0.0%
Loss on equity investee interest rate swaps	—	0.4%

Adjusted EBITDA margin	10.1%	8.0%

	Guidance for the Three Months Ended December 31, 2016 Est.	For the Three Months Ended December 31, 2015
Adjusted Net Income Reconciliation
Net income (loss)	$40	$(76.9)
Goodwill and intangible asset impairment	—	78.6
Non-cash stock-based compensation expense	4	2.9
Restructuring charges	2	—
Audit Committee investigation related costs	—	2.8
Losses on non-controlled joint venture	—	8.0
Loss on equity investee interest rate swaps	—	4.4
Impact of Alberta tax law change	—	0.2
Income tax effect of adjustments (a)	(2)	(3.1)

Adjusted net income	$44	$16.8

	Guidance for the Three Months Ended December 31, 2016 Est.	For the Three Months Ended December 31, 2015
Adjusted Diluted EPS Reconciliation
Diluted earnings (loss) per share	$0.48	$(0.96)
Goodwill and intangible asset impairment	—	0.98
Non-cash stock-based compensation expense	0.05	0.04
Restructuring charges	0.03	—
Audit Committee investigation related costs	—	0.03
Losses on non-controlled joint venture	—	0.10
Loss on equity investee interest rate swaps	—	0.05
Impact of Alberta tax law change	—	0.00
Income tax effect of adjustments (a)	(0.02)	(0.04)

Adjusted diluted earnings per share	$0.54	$0.21

(a)	Represents the tax effect of the adjusted items in the table above. The tax effects of the adjusted items were determined based on the tax treatment of the related items and after taking into consideration their effect on pre-tax income.

Supplemental Disclosures and Reconciliation of Non-GAAP Disclosures - Unaudited

(In millions, except for percentages and per share amounts)

	Guidance for the Year Ended December 31,	For the Year Ended December 31,	For the Year Ended December 31,
	2016 Est.	2015	2014
EBITDA and Adjusted EBITDA Reconciliation - Continuing Operations
Net income (loss) from continuing operations	$118	$(79.7)	$122.0
Interest expense, net	52	48.1	50.8
Provision for income taxes	82	12.0	76.4
Depreciation and amortization	167	169.7	154.5

EBITDA - continuing operations	$419	$150.0	$403.7

Non-cash stock-based compensation expense	15	12.4	15.9
Restructuring charges	16	—	—
Goodwill and intangible asset impairment	—	78.6	—
Acquisition integration costs	—	17.8	5.3
Audit Committee investigation related costs	—	16.5	—
Losses on non-controlled joint venture	5	16.3	—
Court mandated mediation settlement	—	12.2	—
Loss on equity investee interest rate swaps	—	4.4	—

Adjusted EBITDA - continuing operations	$455	$308.1	$424.9

EBITDA and Adjusted EBITDA Margin Reconciliation - Continuing Operations
Net income (loss) from continuing operations	2.3%	(1.9)%	2.6%
Interest expense, net	1.0%	1.1%	1.1%
Provision for income taxes	1.6%	0.3%	1.7%
Depreciation and amortization	3.3%	4.0%	3.3%

EBITDA margin- continuing operations	8.2%	3.6%	8.8%

Non-cash stock-based compensation expense	0.3%	0.3%	0.3%
Restructuring charges	0.3%	—	—
Goodwill and intangible asset impairment	—	1.9%	—
Acquisition integration costs	—	0.4%	0.1%
Audit Committee investigation related costs	—	0.4%	—
Losses on non-controlled joint venture	0.1%	0.4%	—
Court mandated mediation settlement	—	0.3%	—
Loss on equity investee interest rate swaps	—	0.1%	—

Adjusted EBITDA margin - continuing operations	8.9%	7.3%	9.2%

	Guidance for the Year Ended December 31,	For the Year Ended December 31,	For the Year Ended December 31,
	2016 Est.	2015	2014
Adjusted Net Income from Continuing Operations Reconciliation
Net income (loss) from continuing operations	$118	$(79.7)	$122.0
Non-cash stock-based compensation expense	15	12.4	15.9
Restructuring charges	16	—	—
Goodwill and intangible asset impairment	—	78.6	—
Acquisition integration costs	—	17.8	5.3
Audit Committee investigation related costs	—	17.4	—
Losses on non-controlled joint venture	5	16.3	—
Court mandated mediation settlement	—	12.2	—
Loss on equity investee interest rate swaps	—	4.4	—
Impact of Alberta tax law change	—	2.8	—
Income tax effect of adjustments (a)	(12)	(30.8)	(8.2)

Adjusted net income from continuing operations	$142	$51.4	$135.0

	Guidance for the Year Ended December 31,	For the Year Ended December 31,	For the Year Ended December 31,
	2016 Est.	2015	2014
Adjusted Diluted EPS Reconciliation - Continuing Operations
Diluted earnings (loss) per share - continuing operations	$1.44	$(0.98)	$1.42
Non-cash stock-based compensation expense	0.19	0.15	0.19
Restructuring charges	0.19	—	—
Goodwill and intangible asset impairment	—	0.97	—
Acquisition integration costs	—	0.22	0.06
Audit Committee investigation related costs	—	0.21	—
Losses on non-controlled joint venture	0.06	0.20	—
Court mandated mediation settlement	—	0.15	—
Loss on equity investee interest rate swaps	—	0.05	—
Impact of Alberta tax law change	—	0.03	—
Income tax effect of adjustments (a)	(0.15)	(0.38)	(0.09)

Adjusted diluted earnings per share - continuing operations	$1.73	$0.64	$1.57

(a)	Represents the tax effect of the adjusted items in the table above. The tax effects of the adjusted items were determined based on the tax treatment of the related items and after taking into consideration their effect on pre-tax income.

Tables may contain differences due to rounding.

MasTec, Inc. is a leading infrastructure construction company operating mainly throughout North America across a range of industries. The Company’s primary activities include the engineering, building, installation, maintenance and upgrade of communications, energy and utility infrastructure, such as: wireless, wireline/fiber, satellite communications and customer fulfillment activities; petroleum and natural gas pipeline infrastructure; electrical utility transmission and distribution; power generation; and industrial infrastructure. MasTec’s customers are primarily in these industries. The Company’s corporate website is located at www.mastec.com. The Company’s website should be considered as a recognized channel of distribution, and the Company may periodically post important, or supplemental, information regarding contracts, awards or other related news on the Presentations/Webcasts page in the Investors section therein.

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act. These statements are based on management’s current expectations and are subject to a number of risks, uncertainties, and assumptions, including trends in oil, natural gas, electricity and other energy source prices; reduced capital expenditures by our customers, reduced financing availability, customer consolidation and technological and regulatory changes in the industries we serve; our ability to accurately estimate the costs associated with our fixed price and other contracts, including any material changes in estimates for completion of projects, and performance on such projects; our ability to manage projects effectively and in accordance with our estimates; the effect of economic conditions on demand for our services; market conditions, technological developments and regulatory changes that affect us or our customers’ industries; the highly competitive nature of our industry; risks related to our strategic arrangements, including our cost and equity investees; fluctuations in foreign currencies; risks associated with operating in or expanding into additional international markets, which could restrict our ability to expand globally and harm our business and prospects or any failure to comply with laws applicable to our foreign activities; customer disputes related to our performance of services; disputes with, or failures of, our subcontractors to deliver agreed-upon supplies or services in a timely fashion; any material changes in estimates for legal costs or case settlements or adverse determinations on any claim, lawsuit or proceeding; our ability to replace non-recurring projects with new projects; the timing and extent of fluctuations in geographic, weather, equipment and operational factors affecting the industries in which we operate; our ability to attract and retain qualified personnel, key management and skilled employees, including from acquired businesses, and our ability to enforce any noncompetition agreements, integrate acquired businesses within expected timeframes and achieve the revenue, cost savings and earnings levels from such acquisitions at or above the levels projected, including the risk of potential asset impairment charges, including write-downs of goodwill; any exposure related to divested businesses; any exposure resulting from system or information technology interruptions or data security breaches; risks related to the restatement of certain of our fiscal year 2014 interim financial statements, including from ongoing or possible regulatory action, private party litigation, including, without limitation, the civil investigation commenced by the Securities and Exchange Commission related to this matter; the impact of U.S. federal, local or state tax legislation and other regulations affecting renewable energy, electricity prices, electrical transmission, oil and gas production, broadband and related projects and expenditures; the effect of state and federal regulatory initiatives, including costs of compliance with existing and future environmental requirements; increases in fuel, maintenance, materials, labor and other costs; our dependence on a limited number of customers; the ability of our customers, including our largest customers, to terminate or reduce the amount of work, or in some cases, the prices paid for services on short or no notice under our contracts; the impact of any unionized workforce on our operations, including labor availability and relations; liabilities associated with multi-employer pension plans, including underfunding and withdrawal liabilities, for our operations that employ unionized workers; the adequacy of our insurance, legal and other reserves and allowances for doubtful accounts; restrictions imposed by our credit facility, senior notes, and any future loans or securities; our ability to obtain performance and surety bonds; the outcome of our plans for future operations, growth and services, including business development efforts, backlog, acquisitions and dispositions; any dilution or stock price volatility that shareholders may experience in connection with shares we may issue as consideration for earn-out obligations or as purchase consideration in connection with past or future acquisitions, or other stock issuances; as well as other risks detailed in our filings with the Securities and Exchange Commission. Actual results may differ significantly from results expressed or implied in these statements. We do not undertake any obligation to update forward-looking statements.